EXHIBIT 15

October 28, 2008

To the Board of Directors and Shareowners of
Delta Air Lines, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delta Air Lines, Inc. 2007 Performance Compensation Plan of our reports dated April 24, 2008, July 16, 2008 and October 14, 2008, respectively, relating to the unaudited condensed consolidated interim financial statements of Delta Air Lines, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2008, June 30, 2008, and September 30, 2008.

/s/ Ernst & Young LLP

October 28, 2008